Exhibit 4.2

SEE REVERSE FOR IMPORTANT NOTICE REGARDING OWNERSHIP AND TRANSFER RESTRICTIONS AND CERTAIN OTHER INFORMATION ALIGOS therapeutics INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE COMMON STOCK CUSIP 01626L 10 5 SEE REVERSE FOR CERTAIN DEFINITIONS SPECIMEN FULLY PAID AND NON-ASSESSABLE Aligos SHARES TherApeuTics, OF THE COMMON inc. STOCK, $.0001 PAR VALUE, OF transferable on the books of the Company in Person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Company (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers. RAP 0000001 Secretary Chief Executive officer This certifies that Countersigned and registered continentals stock transfer & trust company (new York. N.Y.) transferagent and registrar authorized sigunature the following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM
TEN ENT
JT TEN
TTEE
as tenants in common
as tenants by the entireties
as joint tenants with right of survivorship and not as tenants in common trustee under agreement dated
UNIF GIFT MIN ACT
under uniform gifts to minors
act
state
cust minor
additional abbreviations may also be used though not in the above list.
For value received hereby sell, assign and transfer unto
Please insert social security or other identifying number of assignee
Please print or typewrite name and address including postal zip code of assignee
Shares of the common stock represented by this certificate and do hereby irrevocably constitutes and appoint attorney to transfer the said stock on the books of the within-named corporation with full power of substitution in the premises.
Dated
Notice: the signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatsoever
SIGNATURE GUARANTEED
the signature(s) should be guaranteed by an eligible guarantor institution, (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. rule 17ad-15